Exhibit 99.2

Supplemental Information

June 30, 2010

(Unaudited)

Orland Park, IL	South San Francisco, CA

Parker, CO	Dallas, TX

Table of Contents

Company Information	1
Summary	2
Consolidated Funds From Operations	3
Capitalization	4
Indebtedness and Ratios	5
Investments and Dispositions	6
Development	7
Owned Portfolio
Portfolio summary	8
Portfolio concentrations	9
Same property operating lease portfolio	10
Lease expirations and debt investment maturities	11
Owned Senior Housing Portfolio
Investments and operator concentration	12
Trends	13
Owned Life Science Portfolio
Investments, tenant concentration and trends	14
Selected lease expirations and leasing activity	15
Owned Medical Office Portfolio
Investments and trends	16
Leasing activity	17
Owned Hospital Portfolio
Investments and operator concentration	18
Trends	19
Owned Skilled Nursing Portfolio
Investments and operator concentration	20
Trends and HCR ManorCare information	21
Investment Management Platform
Summary and balance sheets	22
Statements of operations and funds from operations	23
Net operating income	24
Portfolio summary	25
Reporting Definitions and Reconciliations of Non-GAAP Measures	26-30

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental information which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things the Company’s estimate of (i) yields, (ii) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (iii) rentable square feet for land held for development. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: national and local economic conditions, continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investment; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to sell its investments when desired and on profitable terms; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants to maintain or increase occupancy levels at, and rental income from, the senior housing segment; the Company’s ability to realize the benefits of its mezzanine and other loan investments; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; the Company’s ability and willingness to maintain its qualification as a REIT; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Company Information(1)

Board of Directors

James F. Flaherty III	Harold M. Messmer, Jr.
Chairman and Chief Executive Officer	Chairman and Chief Executive Officer
HCP, Inc.	Robert Half International, Inc.

Christine N. Garvey	Peter L. Rhein
Former Global Head of Corporate	Partner, Sarlot & Rhein
Real Estate Services, Deutsche Bank AG

David B. Henry	Kenneth B. Roath
Vice Chairman, President and Chief	Chairman Emeritus, HCP, Inc.
Executive Officer, Kimco Realty Corporation

Lauralee E. Martin	Richard M. Rosenberg
Chief Operating and Financial Officer	Chairman and Chief Executive Officer
Jones Lang LaSalle Incorporated	(Retired), BankAmerica Corporation

Michael D. McKee	Joseph P. Sullivan
Chief Executive Officer	Chairman of the Board of Advisors
Kennedy Associates Real Estate Counsel, L.P.	RAND Health

Senior Management

James F. Flaherty III	Thomas D. Kirby
Chairman and	Executive Vice President
Chief Executive Officer	Acquisitions and Valuations

Paul F. Gallagher	Thomas M. Klaritch
Executive Vice President and	Executive Vice President
Chief Investment Officer	Medical Office Properties

J. Alberto Gonzalez-Pita	Timothy M. Schoen
Executive Vice President, General Counsel	Executive Vice President
and Corporate Secretary	Life Science and Investment Management

Edward J. Henning	Susan M. Tate
Executive Vice President	Executive Vice President
Asset Management and Senior Housing
Thomas M. Herzog
Executive Vice President and
Chief Financial Officer

Other Information

Corporate Headquarters	San Francisco Office
3760 Kilroy Airport Way, Suite 300	400 Oyster Point Boulevard, Suite 409
Long Beach, CA 90806-2473	South San Francisco, CA 94080
(562) 733-5100

Nashville Office
3000 Meridian Boulevard, Suite 200
Franklin, TN 37067

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”). The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On the Company’s internet website, www.hcpi.com, you can access, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on its website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Thomas M. Herzog, Executive Vice President and Chief Financial Officer at (562) 733-5309.

(1)   As of July 31, 2010.

1

Summary

Dollars in thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues	$303,019	$292,489	$598,933	$569,499
NOI	220,122	218,351	433,345	419,199
Adjusted EBITDA	249,208	242,541	486,600	463,832
Net income applicable to common shares	79,465	91,784	154,301	135,069
FFO applicable to common shares	161,875	146,094	320,552	274,060
Diluted EPS	$0.27	$0.35	$0.52	$0.52
Diluted FFO per common share	$0.55	$0.55	$1.08	$1.05
Diluted FFO per common share, before giving effect to impairments (recoveries)	$0.55	$0.57	$1.04	$1.08
FFO payout ratio, before giving effect to impairments (recoveries)	85%	81%	89%	85%
Financial Leverage	40.9%	44.2%
Adjusted fixed charge coverage	2.8x	2.6x	2.7x	2.5x

	June 30,	December 31,
Operating properties:	2010	2009
Senior housing	258	256
Life science	100	98
Medical office	250	251
Hospital	21	22
Skilled nursing	48	48
Total	677	675

Portfolio Income from Assets Under Management(1)	Assets Under Management: $14.2 billion(2)

(1)    Represents the NOI from real estate owned by HCP, the interest income from debt investments and HCP’s pro rata share of the NOI from real estate owned by the Company’s Investment Management Platform, excluding assets under development and land held for development, for the six months ended June 30, 2010.

(2)    Represents the historical cost of real estate owned by HCP, the carrying amount of debt investments and 100% of the cost of real estate owned by the Company’s Investment Management Platform, excluding assets held for sale and under development and land held for development, at June 30, 2010.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

2

Consolidated Funds From Operations

Dollars and shares in thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net income applicable to common shares	$79,465	$91,784	$154,301	$135,069
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	77,912	79,293	156,059	159,516
Discontinued operations	—	336	824	711
Gain on sales of real estate	(65)	(30,540)	(65)	(31,897)
Equity income from unconsolidated joint ventures	(2,486)	(1,127)	(3,869)	(665)
FFO from unconsolidated joint ventures	7,636	6,940	14,496	12,571
Noncontrolling interests’ and participating securities’ share in earnings	3,847	4,111	7,829	8,252
Noncontrolling interests’ and participating securities’ share in FFO	(4,434)	(4,703)	(9,023)	(9,497)
FFO applicable to common shares	$161,875	$146,094	$320,552	$274,060

Distributions on convertible units	1,637	2,941	3,244	4,561

Diluted FFO applicable to common shares	$163,512	$149,035	$323,796	$278,621

Basic FFO per common share	$0.55	$0.55	$1.09	$1.06

Diluted FFO per common share	$0.55	$0.55	$1.08	$1.05

Weighted average shares used to calculate diluted FFO per share	299,474	271,457	298,525	264,243

Dividends declared per common share	$0.465	$0.46	$0.93	$0.92

Impairments (recoveries)	$—	$5,906	$(11,900)	$5,906

Per common share impact of impairments (recoveries) on diluted FFO	$—	$0.02	$(0.04)	$0.03

Diluted FFO per common share, before giving effect to impairments (recoveries)	$0.55	$0.57	$1.04	$1.08

FFO payout ratio, before giving effect to impairments (recoveries)	84.5%	80.7%	89.4%	85.2%

Consolidated selected supplemental cash flow information:
Impairments (recoveries)	$—	$5,906	$(11,900)	$5,906
Amortization of above and below market lease intangibles, net(1)	(1,804)	(8,320)	(3,708)	(10,980)
Stock-based compensation	4,182	3,991	7,688	7,537
Amortization of debt premiums, discounts and issuance costs, net	1,836	2,112	5,304	4,313
Straight-line rents	(8,419)	(14,337)	(21,695)	(25,759)
Interest accretion – DFLs	(1,850)	(1,994)	(3,663)	(3,949)
Increase (decrease) in deferred revenues – tenant improvement related	(929)	3,418	(1,857)	7,360
Increase in deferred revenues – additional rents (SAB 104)	(1,668)	(2,442)	(165)	530
Lease commissions and tenant and capital improvements	(11,925)	(9,184)	(16,545)	(18,826)

HCP’s share of selected supplemental cash flow information from unconsolidated joint ventures(2):
Amortization of above and below market lease intangibles, net	$37	$(187)	$116	$1,255
Amortization of debt premiums, discounts and issuance costs, net	105	83	210	189
Straight-line rents	(1,835)	(1,026)	(3,557)	(2,065)
Lease commissions and tenant and capital improvements	(891)	(541)	(1,392)	(1,102)

(1)    Three months ended June 30, 2010 amortization of $1.8 million includes the net effect of the following: (i) income of $2.3 million related to net below market lease intangibles; (ii) operating expense of $0.1 million related to net below market ground lease intangibles; and (iii) a charge to revenues of $0.4 million related to lease incentives. Six months ended June 30, 2010 amortization of $3.7 million includes the net effect of the following: (i) income of $4.6 million related to net below market lease intangibles; (ii) operating expense of $0.2 million related to net below market ground lease intangibles; and (iii) a charge to revenues of $0.7 million related to lease incentives. The three and six months ended June 30, 2009 includes $6.0 million resulting from an adjustment to the cost allocation of certain assets acquired in 2006.

(2)    Includes Investment Management Platform and three other unconsolidated joint ventures.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

3

Capitalization

Dollars and shares in thousands, except price data
Total Debt
	June 30, 2010	December 31, 2009	June 30, 2009
Bank line of credit	$—	$—	$100,000
Term loan	—	200,000	200,000
Senior unsecured notes	3,524,022	3,521,325	3,518,147
Mortgage and other secured debt	1,751,520	1,834,935	1,592,712
Other debt	94,956	99,883	98,984
Consolidated debt	5,370,498	5,656,143	5,509,843
HCP’s share of unconsolidated debt(1)	338,707	341,389	343,949
Total debt	$5,709,205	$5,997,532	$5,853,792

Total Market Capitalization
	June 30, 2010
	Shares/Units	Value	Value
Common stock	308,039	$32.25	$9,934,258
Convertible partnership units
2 for 1(2)	1,617	64.50	104,297
1 for 1(3)	2,529	32.25	81,560
	4,146		185,857
Preferred stock:
7.25% Series E (Callable at par)	4,000	24.07	96,280
7.10% Series F (Callable at par)	7,820	23.06	180,329
	11,820		276,609

Consolidated market equity			$10,396,724

Consolidated debt			5,370,498

Consolidated market capitalization			$15,767,222

HCP’s share of unconsolidated debt(1)			338,707

Total market capitalization			$16,105,929

Common Stock and Equivalents
		Weighted Average Shares
	Shares	Three Months Ended			Six Months Ended
	Outstanding	June 30, 2010			June 30, 2010
	June 30, 2010	Diluted EPS	Diluted FFO		Diluted EPS	Diluted FFO
Common stock	308,039	294,880	294,880		294,056	294,056
Common equivalent securities:
Restricted stock and units	1,570	226	226		194	194
Options	931	931	931		817	817
Convertible partnership units	5,763	—	3,437	(4)	—	3,458	(4)
Total common and equivalents	316,303	296,037	299,474		295,067	298,525

Other Information
Trading Symbol		Senior Unsecured Debt Ratings
HCP	Common Stock	Moody’s	Baa3 (positive outlook)
HCP_pe	Series E Preferred Stock	Standard & Poor’s	BBB (stable outlook)
HCP_pf	Series F Preferred Stock	Fitch	BBB (positive outlook)

Stock Exchange Listing
NYSE

(1)     Reflects the Company’s pro rata share of amounts from the Investment Management Platform. Excludes unconsolidated joint ventures outside of the Investment Management Platform.

(2)     Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of two shares of the Company’s common stock at the time of conversion or, at the Company’s election, two shares of the Company’s common stock.

(3)     Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of one share of the Company’s common stock at the time of conversion or, at the Company’s election, one share of the Company’s common stock.

(4)     Certain DownREIT units were not included in the diluted FFO calculation since they are anti-dilutive.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

4

Indebtedness and Ratios

Dollars in thousands

Debt Maturities and Scheduled Principal Repayments (Amortization) June 30, 2010
	Bank Line of Credit(1)	Senior Unsecured Notes	Rates(2)	Mortgage and Other Secured Debt(3)	Rates(2)	Consolidated Debt	HCP’s Share of Unconsolidated Mortgage Debt(4)	Rates(2)	Total Debt
2010 (6 months)	$—	$206,421	5.17%	$20,235	2.38%	$226,656	$2,803	—%	$229,459
2011	—	292,265	4.93	146,917	4.91	439,182	6,224	—	445,406
2012	—	250,000	6.67	63,776	5.11	313,776	13,560	5.39	327,336
2013	—	550,000	5.83	675,104	3.04	1,225,104	44,508	5.97	1,269,612
2014	—	87,000	4.95	177,435	5.73	264,435	4,364	—	268,799
2015	—	400,000	6.64	355,369	6.18	755,369	15,070	5.84	770,439
2016	—	400,000	6.43	250,142	6.74	650,142	50,975	6.05	701,117
2017	—	750,000	6.05	3,203	—	753,203	201,648	5.84	954,851
2018	—	600,000	6.85	3,389	—	603,389	—	—	603,389
2019	—	—	—	3,063	5.70	3,063	—	—	3,063
Thereafter	—	—	—	50,514	5.38	50,514	—	—	50,514
Subtotal	—	3,535,686		1,749,147		5,284,833	339,152		5,623,985
Other debt(5)	—	—		—		94,956	—		94,956
(Discounts) and premiums, net	—	(11,664)		2,373		(9,291)	(445)		(9,736)
Total debt	$—	$3,524,022		$1,751,520		$5,370,498	$338,707		$5,709,205

Weighted average interest rate	N/A	6.13%		4.87%		5.71%	5.89%		5.72%

Weighted average maturity in years	1.10	4.80		4.38		4.66	6.41		4.77

Ratios			Covenants
	June 30,	December 31,	The following is a summary of the financial covenants under the revolving line of credit facility at June 30, 2010.
	2010	2009
Consolidated Debt/Consolidated Gross Assets	40.3%	42.8%
Financial Leverage (Total Debt/Total Gross Assets)	40.9%	43.4%		Line of Credit
			Financial Covenants(7)	Requirement	Actual Compliance
Consolidated Secured Debt/Consolidated Gross Assets	13.1%	13.9%	Leverage Ratio	No greater than 60%	43%
Total Secured Debt/Total Gross Assets	15.0%	15.8%	Secured Debt Ratio	No greater than 30%	16%
			Unsecured Leverage Ratio	No greater than 65%	40%
Fixed and variable rate ratios(6):			Fixed Charge Coverage Ratio (12 months)	No less than 1.75x	2.5x
Fixed rate Total Debt	86.4%	83.8%
Variable rate Total Debt	13.6%	16.2%
	100.0%	100.0%

(1)      At June 30, 2010, $113 million of aggregate letters of credit were outstanding against the revolving line of credit facility, including a $103 million letter of credit as a result of the Ventas, Inc. (“Ventas”) litigation. For further information regarding the Ventas litigation see Note 11 to the Condensed Consolidated Financial Statements for the quarter ended June 30, 2010 in the Company’s Quarterly Report on Form 10-Q filed with the SEC for additional information.

(2)      Senior unsecured notes and mortgage and other secured debt weighted-average effective rates relate to maturing amounts.

(3)      Mortgage debt attributable to non-controlling interests at June 30, 2010 was $31 million.

(4)      Includes pro-rata share of other debt that represents the Company’s Investment Management Platform. At June 30, 2010, 100% of the Company’s Investment Management Platform’s mortgage debt accrues interest at fixed rates.

(5)      $95 million of other debt that represents non-interest bearing Life Care Bonds and occupancy fee deposits at three of the Company’s senior housing facilities have no scheduled maturities.

(6)      $250 million of fixed-rate senior unsecured notes are presented as variable-rate debt as the interest payments under such debt has been swapped (pay float and receive fixed) and $60 million of variable-rate mortgages are presented as fixed-rate debt as the interest payments under such debt has been swapped (pay fixed and receive float).

(7)      Financial covenants for the revolving line of credit facility are calculated based on the definitions contained within the agreement and may be different than similar terms in the Company’s Consolidated Financial Statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

5

Investments and Dispositions

Dollars in thousands

Investments
	June 30, 2010
Description	Three Months Ended	Six Months Ended

Acquisition of senior housing facilities(1)	$101,526	$110,463
Total fundings for development, tenant and capital improvements(2)	33,923	61,178

Total investments	$135,449	$171,641

Dispositions
Description		Capacity	Property Count	Segment	Sales Price, Net of Costs

Location	Date
Three and Six Months Ended June 30, 2010:
Slidell, Louisiana	April 1, 2010	165 Beds	1	Hospital	$15,017

(1)   Both the three and six months ended June 30, 2010 includes transaction costs of $0.3 million, which beginning January 1, 2009 are expensed as incurred.

(2)   The three months ended June 30, 2010, includes the following: (i) $16.8 million of development, (ii) $8.4 million of first generation tenant improvements, and (iii) $8.8 million of second generation tenant and capital improvements (excludes $3.2 million of lease commissions). The six months ended June 30, 2010, includes the following: (i) $27.8 million of development, (ii) $20.9 million of first generation tenant improvements, and (iii) $12.5 million of second generation tenant and capital improvements (excludes $4.1 million of lease commissions). Investments for development include capitalized interest for the three and six months ended June 30, 2010 of $4.9 million and $9.9 million respectively. Capitalized interest for both the three and six months ended June 30, 2010 includes $0.3 million related to investments in unconsolidated joint ventures.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

6

Development

As of June 30, 2010, dollars and square feet in thousands

Redevelopment Projects in Process

			Estimated/	Estimated
			Actual	Rentable		Estimated
			Completion	Square	Investment	Total
Name of Project	Location	Segment	Date	Feet	to Date(1)(3)	Investment

500/600 Saginaw	Redwood City, CA	Life science	1Q 2010	89	$38,306	$52,100
Modular Labs IV(4)	So. San Francisco, CA	Life science	4Q 2010	110	42,848	55,948
Westridge	San Diego, CA	Life science	3Q 2011	53	13,411	22,999
Folsom	Sacramento, CA	MOB	3Q 2011	92	26,479	35,850
Innovation Drive	San Diego, CA	MOB	4Q 2011	84	22,674	35,206
Knoxville	Knoxville, TN	MOB	3Q 2011	38	5,686	8,769

	Total			466	$149,404	$210,872

Land Held for Development

			Estimated
		Gross	Rentable
		Site	Square
Location	Segment	Acreage	Feet
So. San Francisco, CA	Life science	30	866
Carlsbad, CA	Life science	41	697
Poway, CA	Life science	72	1,261
Torrey Pines, CA	Life science	6	93
		149	2,917

Investment-to-date(2)(3)			$270,093

Projects Placed in Service

			Date	Rentable
			Placed in	Square		Percentage
Name of Project	Location	Segment	Service	Feet	Investment(5)	Leased
Oyster Point II (A)	So. San Francisco, CA	Life science	January 2010	122	$94,835	100%
Oyster Point II (B)	So. San Francisco, CA	Life science	January 2010	129	99,957	100%
Oyster Point II (C)	So. San Francisco, CA	Life science	January 2010	78	51,167	—
				329	$245,959

(1)   Includes $43 million in land, $73 million in buildings, $1 million in net intangible assets and $32 million in development costs and construction in progress.

(2)   Includes $221 million in land and $49 million in development costs and construction in progress.

(3)   Development costs and construction in progress of $125 million presented on the Company’s consolidated balance sheet at June 30, 2010, includes the following: (i) $32 million of costs for development projects in process; (ii) $49 million of costs for land held for development; and (iii) $44 million for tenant and other facility related improvement projects.

(4)   Represents three facilities, one of which was placed in redevelopment (out of service) during the quarter ended March 31, 2010.

(5)   Represents investment as of the date that the respective property was placed in service.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

7

Owned Portfolio Summary

As of and for the six months ended June 30, 2010, dollars and square feet in thousands, unless otherwise indicated

Portfolio Summary by Investment Product

Leased	Property			Average			Occupancy	EBITDAR		EBITDARM
Properties	Count	Investment(1)	NOI	Age (Years)	Capacity		%(2)	Amount	CFC	Amount	CFC

Senior housing	233	$4,201,684	$171,263	13	25,965	Units	85.3	$356,238	1.15 x	$429,188	1.38 x

Life science	96	3,086,012	113,643	16	6,399	Sq. Ft.	88.7	N/A	N/A	N/A	N/A

Medical office	184	2,150,549	90,451	19	12,788	Sq. Ft.	90.8	N/A	N/A	N/A	N/A

Hospital	17	646,456	38,824	24	2,345	Beds	59.0	322,969	4.93 x	356,438	5.44 x

Skilled nursing	48	255,084	19,164	25	5,628	Beds	85.4	55,188	1.49 x	75,863	2.05 x

	578	$10,339,785	$433,345	16

Secured			Interest						EBITDA		EBITDAM
Loans		Investment	Income						DSC		DSC

Senior housing		$3,575	$285						1.12 x		1.39 x

Hospital		55,662	1,877						3.98 x		4.63 x

Skilled nursing(3)		622,981	25,314						21.55 x		26.56 x
		$682,218	$27,476

Mezzanine			Interest						EBITDA	EBITDAM
Loans		Investment	Income						DSC	DSC

Hospital		$252,410	$13,374						2.32 x	2.50 x

Skilled nursing(3)		943,519	30,572						4.50 x	5.55 x
		$1,195,929	$43,946

Total		$12,217,932	$504,767

Portfolio NOI, Adjusted NOI and Interest Income

	Three Months Ended June 30, 2010
	Rental				NOI and
	Revenues	Operating		Interest	Interest	Adjusted
Segment	& DFL Income	Expenses	NOI(4)	Income(5)	Income	NOI

Senior housing	$87,732	$758	$86,974	$159	$87,133	$79,416

Life science	68,707	11,756	56,951	—	56,951	54,136

Medical office	77,234	32,310	44,924	—	44,924	43,564

Hospital	22,246	576	21,670	7,718	29,388	20,031

Skilled nursing	9,654	51	9,603	28,279	37,882	9,313

	$265,573	$45,451	$220,122	$36,156	$256,278	$206,460

	Six Months Ended June 30, 2010
	Rental				NOI and
	Revenues	Operating		Interest	Interest	Adjusted
Segment	& DFL Income	Expenses	NOI(4)	Income(5)	Income	NOI

Senior housing	$172,951	$1,688	$171,263	$285	$171,548	$156,207

Life science	136,981	23,338	113,643	—	113,643	103,593

Medical office	154,108	63,657	90,451	—	90,451	87,358

Hospital	41,609	2,785	38,824	15,251	54,075	35,025

Skilled nursing	19,264	100	19,164	55,886	75,050	18,523

	$524,913	$91,568	$433,345	$71,422	$504,767	$400,706

(1) Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and debt investments.

(2) For MOBs and life science facilities, occupancy percentages are presented as of the end of the period reported. For hospitals, skilled nursing facilities and senior housing facilities, occupancy represents the facilities’ average operating occupancy for the trailing twelve months and one quarter in arrears from the period reported.

(3) See HCR Properties, LLC (HCR ManorCare “PropCo”) Information on page 21 in this report.

(4) NOI attributable to non-controlling interests for the three and six months ended June 30, 2010 was $1.4 million and $2.8 million, respectively.

(5) Includes loan accretion for the three and six months ended June 30, 2010 of $13.8 million and $27.1 million, respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

8

Owned Portfolio Concentrations

As of and for the six months ended June 30, 2010, dollars in thousands

Geographic Diversification(1)

	Total	Senior	Life	Medical		Skilled		% of
Investment by State	Properties	Housing	Science	Office	Hospital	Nursing	Total	Total

CA	133	$575,732	$2,995,720	$220,381	$128,508	$14,347	$3,934,688	38

TX	81	397,693	—	640,446	259,906	2,818	1,300,863	12

FL	50	481,326	—	146,991	62,450	—	690,767	7

CO	24	168,968	—	191,814	9,028	15,067	384,877	4

VA	21	279,579	—	40,044	—	63,100	382,723	4

WA	14	132,618	—	172,452	—	—	305,070	3

NJ	13	286,841	—	—	—	—	286,841	3

UT	33	27,835	90,292	132,345	—	4,935	255,407	2

MD	12	191,123	—	29,240	—	—	220,363	2

IL	14	245,554	—	12,415	—	—	257,969	2

Other	183	1,417,990	—	564,421	242,226	156,432	2,381,069	23

Total	578	$4,205,259	$3,086,012	$2,150,549	$702,118	$256,699	$10,400,637	100
Mezzanine and HCR ManorCare secured debt investments not allocated to geographic regions							$1,817,295

NOI and Interest	Total	Senior	Life	Medical		Skilled		% of
Income by State	Properties	Housing	Science	Office	Hospital	Nursing	Total	Total

CA	133	$24,014	$108,445	$6,585	$8,371	$1,085	$148,500	34

TX	81	18,893	—	25,579	11,711	207	56,390	13

FL	50	22,412	—	6,095	3,867	—	32,374	7

CO	24	6,395	—	7,476	673	1,369	15,913	4

VA	21	10,013	—	1,824	—	3,425	15,262	4

WA	14	3,928	—	8,631	—	—	12,559	3

UT	33	824	5,198	6,073	—	342	12,437	3

TN	23	1,390	—	7,199	—	1,653	10,242	2

NJ	13	10,140	—	—	—	—	10,140	2

MD	12	7,984	—	1,395	—	—	9,379	2

Other	174	65,555	—	19,594	16,079	11,755	112,983	26

Total	578	$171,548	$113,643	$90,451	$40,701	$19,836	$436,179	100

Mezzanine and HCR ManorCare secured debt investments interest income not allocated to geographic regions							$68,588

Operator/Tenant Diversification

	Primary	Annualized Revenues(2)
Company	Segment	Amount	%

Sunrise Senior Living	Senior housing	$113,359	12

Brookdale	Senior housing	63,528	7

HCA	Hospital	57,133	6

Emeritus Corporation	Senior housing	56,328	6

HCR ManorCare	Skilled nursing	54,912	6

Amgen	Life science	39,668	4

Genentech	Life science	35,833	4

Aegis Senior Living	Senior housing	20,579	2

Takeda	Life science	16,519	2

Tenet Healthcare Corporation	Hospital	16,018	1

Other		482,405	50

		$956,282	100

(1) Owned portfolio geographic concentration includes investments, NOI and interest income from investments in our leased properties and certain secured loans and excludes mezzanine loans and other investments in HCR ManorCare as the investment and interest income associated with those assets cannot be allocated to a particular geographic region.

(2) The most recent monthly base rent (including add rent floors), income from direct financing leases and/or interest income annualized for twelve months. For additional details regarding “annualized revenues,” see reporting definitions.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

9

Owned Same Property Operating Lease Portfolio

As of June 30, 2010, dollars and square feet in thousands

			Senior		Life		Medical			Skilled

	Total		Housing(1)		Science		Office		Hospital	Nursing

Property count	543		201		93		184		17	48

Investment	$9,379,039		$3,487,117		$2,839,833		$2,150,549		$646,456	$255,084

Percent of operating lease portfolio (by investment)	96.3%		96.9%		92.0%		100%		100%	100%

Capacity			22,186 Units		6,070 Sq. Ft.		12,788 Sq. Ft.		2,345 Beds	5,628 Beds

Year-Over-Year Three-Month SPP

Occupancy(2):

June 30, 2010			84.9%		89.3%		90.8%		62.6%	85.9%

June 30, 2009			86.7%		91.0%		90.7%		62.5%	85.8%

% change			(1.8%	)	(1.7%	)	0.1%		0.1%	0.1%

NOI % change	(0.9%	)	(5.1%	)	2.5%		0.4%		2.1%	1.8%

Adjusted NOI:

June 30, 2010	$194,723		$69,013		$51,476		$44,890		$20,031	$9,313

June 30, 2009	$183,845		$65,814		$47,432		$43,826		$17,574	$9,199

Adjusted NOI % change	5.9%		4.9%		8.5%		2.4%		14.0%	1.2%

Sequential Three-Month SPP

Occupancy(2):

June 30, 2010			84.9%		89.3%		90.8%		62.6%	85.9%

March 31, 2010			85.0%		89.4%		90.7%		57.7%	85.3%

% change			(0.1%	)	(0.1%	)	0.1%		4.9%	0.6%

NOI % change	3.3%		2.8%		0.5%		(0.5%	)	26.3%	0.4%

Adjusted NOI:

June 30, 2010	$194,723		$69,013		$51,476		$44,890		$20,031	$9,313

March 31, 2010	$182,564		$66,849		$46,768		$44,743		$14,994	$9,210

Adjusted NOI % change	6.7%		3.2%		10.1%		0.3%		33.6%	1.1%

Year-Over-Year Six-Month SPP

NOI % change	1.7%		1.7%		2.2%		0.7%		1.1%	4.8%

Adjusted NOI:

June 30, 2010	$377,287		$135,862		$98,244		$89,633		$35,025	$18,523

June 30, 2009	$359,875		$126,358		$94,147		$88,278		$33,030	$18,062

Adjusted NOI % change	4.8%		7.5%		4.4%		1.5%		6.0%	2.6%

(1)      Excludes 27 properties which are classified as direct financing leases.

(2)      Occupancy percentages for senior housing, hospital and skilled nursing are calculated based on the average three month occupancy one quarter in arrears from the period presented. Occupancy percentages for life science and medical office are as of the end of the period presented.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

10

Owned Portfolio Lease Expirations and Debt Investment Maturities

At June 30, 2010, dollars and square feet in thousands

		Expiration Year(1)
Segment	Total	2010(2)	2011	2012	2013	2014	2015	2016	2017	2018	2019	Thereafter

Lease Expirations

Senior housing:
Properties	233	4	3	4	4	5	1	19	25	59	12	97
Annualized revenues	$322,727	$816	$998	$1,355	$18,278	$4,892	$631	$30,026	$31,855	$98,798	$14,326	$120,752

Life science:
Square feet	5,674	194	385	135	387	398	741	263	733	411	—	2,027
Annualized revenues	$206,532	$4,778	$12,570	$3,407	$10,919	$10,921	$21,917	$8,134	$25,028	$21,518	$—	$87,340

Medical office:
Square feet	11,611	1,197	1,399	1,636	1,417	1,380	934	588	541	708	593	1,218
Annualized revenues	$238,944	$25,720	$31,807	$34,447	$26,209	$31,682	$20,066	$11,368	$12,245	$13,689	$12,285	$19,426

Hospital:
Properties	17	—	—	—	1	3	—	—	2	—	4	7
Annualized revenues	$65,924	$—	$—	$—	$2,478	$16,018	$—	$—	$4,480	$—	$6,141	$36,807

Skilled nursing:
Properties	48	—	—	—	10	12	5	6	9	4	1	1
Annualized revenues	$37,663	$—	$—	$—	$7,231	$8,248	$3,333	$5,574	$8,072	$2,669	$1,314	$1,222

Total annualized revenues	$871,790	$31,314	$45,375	$39,209	$65,115	$71,761	$45,947	$55,102	$81,680	$136,674	$34,066	$265,547

Debt Investment Maturities

Senior housing:
Annualized revenues	$366	$67	$299	$—	$—	$—	$—	$—	$—	$—	$—	$—

Hospital:
Annualized revenues	$29,036	$10,018	$—	$—	$—	$—	$676	$16,492	$1,850	$—	$—	$—

Skilled nursing:
Annualized revenues	$55,090	$—	$—	$—	$54,912	$178	$—	$—	$—	$—	$—	$—

Total annualized revenues	$84,492	$10,085	$299	$—	$54,912	$178	$676	$16,492	$1,850	$—	$—	$—

(1)      The most recent monthly base rent (including add rent floors), income from direct financing leases and/or interest income annualized for twelve months. For additional details regarding “annualized revenues,” see reporting definitions.

(2)      Includes month-to-month and holdover leases.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

11

Owned Senior Housing Portfolio

As of and for the six months ended June 30, 2010, dollars in thousands

Investments

Operating	Property			Average			EBITDAR		EBITDARM
Leases	Count	Investment	NOI	Age (Years)	Units	Occupancy %(1)	Amount	CFC	Amount	CFC
Assisted living	170	$2,371,905	$93,109	12	14,690	84.6	$190,519	1.13 x	$231,739	1.38 x
Independent living	28	714,657	31,352	19	4,911	84.2	61,864	1.03 x	70,749	1.17 x
CCRCs	8	510,740	22,607	22	3,223	89.8	60,808	1.40 x	72,282	1.67 x
	206	$3,597,302	$147,068	13	22,824	85.3	$313,191	1.15 x	$374,770	1.38 x

Direct Financing	Property			Average			EBITDAR		EBITDARM
Leases	Count	Investment	NOI	Age (Years)	Units	Occupancy %(1)	Amount	CFC	Amount	CFC
Assisted living	27	$604,382	$24,195	13	3,141	85.4	$43,047	1.10 x	$54,418	1.40 x

Leased Properties	233	$4,201,684	$171,263	13	25,965	85.3	$356,238	1.15 x	$429,188	1.38 x

		Interest	EBITDA(2)		EBITDAM(2)
Secured Loans	Investment	Income	Amount	DSC	Amount	DSC
Assisted living	$750	$134	$495	1.12 x	$616	1.39 x
Independent living	2,825	151
	$3,575	$285

Total	$4,205,259	$171,548

Operator Concentration(3)

					NOI and
	Properties		Investment		Interest Income			Occupancy	EBITDA(R)	EBITDA(R)M
Operator	Count	% Pooled	Amount	%	Amount	%	Units	%(1)	CFC/DSC	CFC/DSC
Sunrise Senior Living(4)(5)	75	99	$1,768,481	42	$60,366	35	8,808	85.8	1.17 x	1.45 x
Brookdale	24	92	675,804	16	33,955	20	4,813	88.2	1.32 x	1.55 x
Emeritus Corporation	41	90	646,092	15	29,396	17	4,379	87.3	1.19 x	1.40 x
Aegis Senior Living	12	83	258,008	6	11,309	7	964	85.9	0.93 x	1.09 x
Harbor Retirement Associates	13	92	191,428	5	7,331	4	1,260	78.4	0.97 x	1.25 x
Capital Senior Living	15	100	176,808	4	7,384	4	1,530	79.3	1.01 x	1.15 x
Horizon Bay Senior Communities	11	91	157,504	4	8,147	5	1,273	92.4	1.40 x	1.63 x
Other(4)(5)	42	67	331,134	8	13,660	8	2,938	82.4	0.96 x	1.16 x
	233	89	$4,205,259	100	$171,548	100	25,965	85.3	1.15 x	1.38 x

(1)      Occupancy percentages are one quarter in arrears from the period presented.

(2)      Certain borrower’s in HCP’s senior housing portfolio are not required under their respective loan agreements to provide operational data.

(3)      Property count and units are presented for leased properties, excluding secured loans. Occupancy percentages are presented in the aggregate for leased properties and secured loans.

(4)      Sunrise Senior Living percentage pooled consists of 75 assets under 11 separate pools.

(5)      On October 1, 2009, the Company transitioned 14 assets formerly operated by Sunrise Senior Living to three new operators. For these transitioned assets, occupancy and CFC are disclosed under “other.”

See Reporting Definitions and Reconciliations of Non-GAAP Measures

12

Owned Senior Housing Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Operating Lease Portfolio					Total Portfolio
				As of and for the
	As of and for the Quarter Ended			YTD Period Ended		As of and for the Twelve Months Ended
	06/30/10	03/31/10	06/30/09	06/30/10	06/30/09	06/30/10	03/31/10(1)	06/30/09(1)

Property count	201	201	201	201	201	233	232	234
Investment	$3,487,117	$3,483,261	$3,476,158	$3,487,117	$3,476,158	$4,205,259	$4,112,999	$4,135,923
Units	22,186	22,186	22,183	22,186	22,183	25,965	25,413	25,497
3-Month Occupancy %(2)	84.9	85.0	86.7	84.9	86.7	84.9	85.1	86.5
12-Month Occupancy %(2)	85.3	85.7	87.7	85.3	87.7	85.3	85.8	87.8
EBITDA(R)(3)	$313,109	$311,000	$303,150	$313,109	$303,150	$356,733	$354,480	$347,299
EBITDA(R) CFC/DSC(3)	1.15 x	1.15 x	1.13 x	1.15 x	1.13 x	1.15 x	1.15 x	1.13 x
EBITDA(R)M(3)	$374,672	$372,373	$364,496	$374,672	$364,496	$429,804	$427,140	$420,306
EBITDA(R)M CFC/DSC(3)	1.38 x	1.38 x	1.36 x	1.38 x	1.36 x	1.38 x	1.38 x	1.37 x
NOI:
Rental revenues	$74,637	$72,892	$79,461	$147,529	$148,202
Operating expenses(4)	(111)	(372)	(935)	(483)	(3,588)
	$74,526	$72,520	$78,526	$147,046	$144,614
Adjusted NOI:
Straight-line rents	(4,728)	(4,886)	(6,125)	(9,614)	(11,571)
Above (below) market lease intangibles, net	(785)	(785)	(6,587)	(1,570)	(6,685)
	$69,013	$66,849	$65,814	$135,862	$126,358

(1)   Amounts are reflected as originally reported, without giving effect to discontinued operations.

(2)   Occupancy percentages are one quarter in arrears from the period presented. Total portfolio occupancy percentages are presented in the aggregate for leased properties and secured loans.

(3)   EBITDA(R) and EBITDA(R)M amounts and coverages are based on the trailing twelve-month period presented and are one quarter in arrears from the period presented.

(4)   Excludes certain non-property specific operating expenses allocated to certain segments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

13

Owned Life Science Portfolio

As of and for the six months ended June 30, 2010, unless otherwise indicated, dollars and square feet in thousands

Investments	Property			Average	Square
Leased Properties	Count	Investment	NOI	Age (Years)	Feet	Occupancy %(1)
San Francisco	72	$2,502,499	$88,229	16	4,487	87.8
San Diego	15	493,221	20,216	18	1,328	89.4
Utah	9	90,292	5,198	11	584	93.9
	96	$3,086,012	$113,643	16	6,399	88.7

Tenant Concentration	Annualized Revenues		Square Feet
Tenant	Amount	%	Amount	%
Amgen	$39,668	19	684	12
Genentech	35,833	17	794	14
Takeda	16,519	8	324	6
Exelixis, Inc.	12,864	6	295	5
Rigel Pharmaceuticals	12,302	6	147	3
ARUP	5,088	3	324	6
Alexza Pharmaceuticals, Inc.	5,036	2	107	2
Sequenom	4,713	2	83	2
Myriad Genetics	4,647	2	225	4
NuVasive, Inc.	4,362	2	145	3
Other	65,500	33	2,546	43
	$206,532	100	5,674	100

Portfolio Trends

	Same Property Operating Lease Portfolio					Total Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended
	06/30/10	03/31/10	06/30/09	06/30/10	06/30/09	06/30/10	03/31/10(2)	06/30/09(2)

Property count	93	93	93	93	93	96	96	96
Investment	$2,839,833	$2,825,548	$2,802,467	$2,839,833	$2,802,467	$3,086,012	$3,071,506	$2,819,642
Square feet	6,070	6,070	6,070	6,070	6,070	6,399	6,399	6,137
Occupancy %(1)	89.3	89.4	91.0	89.3	91.0	88.7	88.8	91.1
NOI:
Rental and related revenues	$54,520	$54,003	$53,095	$108,523	$104,767
Tenant recoveries	9,596	9,640	9,493	19,236	20,369
Operating expenses(3)	(10,885)	(10,698)	(10,650)	(21,583)	(21,216)
	$53,231	$52,945	$51,938	$106,176	$103,920
Adjusted NOI:
Straight-line rents	40	(4,381)	(3,842)	(4,341)	(7,583)
Below market lease intangibles, net	(206)	(207)	(664)	(413)	(2,190)
Lease termination fees	(1,589)	(1,589)	—	(3,178)	—
	$51,476	$46,768	$47,432	$98,244	$94,147

(1)   Occupancy percentages are presented as of the end of the period reported.

(2)   Amounts are reflected as originally reported, without giving effect to discontinued operations.

(3)   Excludes certain non-property specific operating expenses allocated to certain segments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

14

Owned Life Science Portfolio

Dollars and square feet in thousands, except dollars per square foot

Selected Lease Expirations Data (next 3 years):

Total	San Francisco	San Diego	Utah
Square Feet	Annualized Revenues	Square	Annualized	Square	Annualized	Square	Annualized
Year	Amount	%	Amount	%	Feet	Revenues	Feet	Revenues	Feet	Revenues
2010(1)	194	3	$4,778	2	77	$1,963	117	$2,815	—	$—
2011	385	7	12,570	6	355	11,350	30	1,220	—	—
2012	135	2	3,407	2	40	977	95	2,430	—	—
Thereafter	4,960	88	185,777	90	3,467	146,869	945	29,173	548	9,735
5,674	100	$206,532	100	3,939	$161,159	1,187	$35,638	548	$9,735

Leasing Activity	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
Feet	Square Foot(2)	In Rents	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2009	5,464	$34.99

Developments placed in service	250	52.42
Redevelopments	(13)	30.00
Expirations	(130)	25.99
Renewals, amendments and extensions	108	20.56	(28.7)	$8.36	$6.62	46	82.9
New leases and expansions	54	20.61	2.0	5.99	7.18	53
Terminations	(54)	23.60

Leased Square Feet as of March 31, 2010	5,679	$36.05

Expirations	(99)	30.59
Renewals, amendments and extensions	67	25.02	(31.1)	42.35	6.35	44	76.2
New leases and expansions	27	16.56	(50.0)	.13	2.12	22

Leased Square Feet as of June 30, 2010	5,674	$36.40

(1)  Includes month-to-month and holdover leases.

(2)  Represents actual base rents.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

15

Owned Medical Office Portfolio

As of and for the six months ended June 30, 2010, dollars and square feet in thousands

Investments

	Property			Average
Leased Properties	Count	Investment	NOI	Age (Years)	Square Feet	Occupancy %(1)
On-Campus	141	$1,739,742	$72,567	19	10,677	90.8
Off-Campus	43	410,807	17,884	18	2,111	90.6
	184	$2,150,549	$90,451	19	12,788	90.8

Portfolio Trends

	Same Property Operating Lease Portfolio					Total Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended
	06/30/10	03/31/10	06/30/09	06/30/10	06/30/09	06/30/10	03/31/10(2)	06/30/09(2)

Property count	184	184	184	184	184	184	184	186
Investment	$2,150,549	$2,141,330	$2,121,331	$2,150,549	$2,121,331	$2,150,549	$2,141,330	$2,124,933
Square feet	12,788	12,791	12,813	12,788	12,813	12,788	12,791	12,882
Occupancy %(1)	90.8	90.7	90.7	90.8	90.7	90.8	90.7	90.7
NOI:
Rental and related revenues(3)	$65,238	$65,236	$65,622	$130,474	$130,515
Tenant recoveries(3)	11,955	11,607	11,026	23,562	22,977
Operating expenses(3)	(30,943)	(30,367)	(30,587)	(61,310)	(61,429)
	$46,250	$46,476	$46,061	$92,726	$92,063
Adjusted NOI:
Straight-line rents	(813)	(693)	(710)	(1,506)	(1,447)
Below market lease intangibles, net	(547)	(645)	(811)	(1,192)	(1,563)
Lease termination fees	—	(395)	(714)	(395)	(775)
	$44,890	$44,743	$43,826	$89,633	$88,278

(1)  Occupancy percentages are presented as of the end of the period reported.

(2)  Amounts are reflected as originally reported, without giving effect to discontinued operations.

(3)  Excludes: (i) certain non-property specific operating expenses allocated to certain segments and (ii) changes in estimates related to common area maintenance and other activities of assets that have been placed in redevelopment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

16

Owned Medical Office Portfolio

Square feet in thousands

Leasing Activity	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot(1)	In Rents(2)	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2009	11,651	$21.32

Expirations	(421)	21.87
Renewals, amendments and extensions	332	21.82	1.1	$7.25	$2.04	44	78.9
New leases	65	20.14		21.34	6.20	53
Terminations	(28)	17.13

Leased Square Feet as of March 31, 2010	11,599	$21.48

Expirations	(1,004)	20.67
Renewals, amendments and extensions	900	21.08	5.9	7.57	1.84	63	86.4
New leases	131	17.94		21.00	4.09	54
Terminations	(15)	22.90

Leased Square Feet as of June 30, 2010	11,611	$21.54

(1)  Represents actual base rents.

(2)  For comparative purposes, the calculation reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

17

Owned Hospital Portfolio

As of and for the six months ended June 30, 2010, dollars in thousands, unless otherwise indicated

Investments

Leased	Property			Average			EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	Age (Years)	Beds	Occupancy %(1)(2)	Amount	CFC	Amount	CFC
Acute care	5	$452,153	$28,400	33	1,577	58.7	$256,520	5.73 x	$279,863	6.25 x
Rehab	7	95,409	3,756	20	487	63.9	29,876	3.45 x	33,454	3.86 x
Specialty	2	63,689	2,721	26	37	N/A	25,877	5.01 x	28,564	5.53 x
LTACH	3	35,205	3,947	16	244	52.6	10,696	1.54 x	14,557	2.09 x
	17	$646,456	$38,824	24	2,345	59.0	$322,969	4.93 x	$356,438	5.44 x

Secured			Interest				EBITDA(1)		EBITDAM(1)
Loans		Investment	Income				Amount	DSC	Amount	DSC
Acute care		$55,662	$1,877				$11,927	3.98 x	$13,875	4.63 x

Mezzanine			Interest					EBITDA		EBITDAM
Loans		Investment	Income					DSC		DSC
Acute care		$150,688	$6,777					2.75 x		3.05 x
Specialty		101,722	6,597					1.73 x		1.73 x
		$252,410	$13,374					2.32 x		2.50 x

Total		$954,528	$54,075

Operator Concentration(3)

					NOI and
	Properties		Investment		Interest Income
Operator(1)	Count	% Pooled	Amount	%	Amount	%	Beds
HCA(4)	1	—	$317,333	33	$17,038	31	645
Tenet Healthcare Corp	3	—	196,709	21	11,507	21	756
Cirrus Health	2	—	145,561	15	8,393	16	37
HealthSouth	5	80	55,981	6	4,405	8	372
Other	6	50	238,944	25	12,732	24	535
	17	41	$954,528	100	$54,075	100	2,345

(1)	Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.
(2)	Occupancy percentages are one quarter in arrears from the period presented.
(3)	Property count and beds are presented for leased properties, excludes secured and mezzanine loans.
(4)	Investment amount includes $166.6 million related to leased properties and $150.7 million related to marketable securities.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

18

Owned Hospital Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Operating Lease Portfolio					Total Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	06/30/10	03/31/10	06/30/09	06/30/10	06/30/09	06/30/10	03/31/10(1)	06/30/09(1)
Property count	17	17	17	17	17	17	17	18
Investment	$646,456	$646,380	$645,975	$646,456	$645,975	$954,528	$932,733	$1,074,888
Beds	2,345	2,345	2,345	2,345	2,345	2,345	2,345	2,510
3-Month Occupancy %(2)	62.6	57.7	62.5	62.6	62.5
12-Month Occupancy %(2)	59.0	59.0	59.9	59.0	59.9
EBITDAR(3)	$322,969	$317,846	$299,553	$322,969	$299,553
EBITDAR CFC(3)	4.93 x	4.88 x	4.63 x	4.93 x	4.63 x
EBITDARM(3)	$356,438	$351,066	$332,121	$356,438	$332,121
EBITDARM CFC(3)	5.44 x	5.39 x	5.13 x	5.44 x	5.13 x
NOI:
Rental and related revenues	$22,246	$19,363	$22,070	$41,609	$40,070
Operating expenses	(576)	(2,209)	(848)	(2,785)	(1,659)
	$21,670	$17,154	$21,222	$38,824	$38,411
Adjusted NOI:
Straight-line rents	(1,421)	(1,942)	(3,430)	(3,363)	(4,946)
Below market lease intangibles, net	(218)	(218)	(218)	(436)	(435)
	$20,031	$14,994	$17,574	$35,025	$33,030

(1)	Amounts are reflected as originally reported, without giving effect to discontinued operations.
(2)	Occupancy percentages are one quarter in arrears from the period presented. Total portfolio occupancy percentages are presented in the aggregate for leased properties and secured loans.
(3)	EBITDAR and EBITDARM amounts and coverages are based on the trailing twelve-month period one quarter in arrears from the period presented.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

19

Owned Skilled Nursing Portfolio

As of and for the six months ended June 30, 2010, dollars in thousands, unless otherwise indicated

Investments

Leased	Property			Average			EBITDAR		EBITDARM
Properties(1)	Count	Investment	NOI	Age (Years)	Beds	Occupancy %(2)	Amount	CFC	Amount	CFC
Skilled nursing	48	$255,084	$19,164	25	5,628	85.4	$55,188	1.49 x	$75,863	2.05 x

Secured			Interest				EBITDA		EBITDAM
Loans		Investment	Income				Amount	DSC	Amount	DSC
HCR ManorCare(3)(4)		$621,366	$24,642				N/A	23.47 x	N/A	28.92 x
Other		1,615	672				$5,759	2.32 x	$7,157	2.88 x
		$622,981	$25,314					21.55 x		26.56 x

Mezzanine			Interest					EBITDA		EBITDAM
Loans		Investment	Income					DSC		DSC
HCR ManorCare(4)(5)		$943,519	$30,572					4.50 x		5.55 x

Total		$1,821,584	$75,050

Operator Concentration(6)

					NOI and
	Properties		Investment		Interest Income				EBITDA(R)	EBITDA(R)M
Operator	Count	% Pooled	Amount	%	Amount	%	Beds	Occupancy %(2)	CFC/DSC	CFC/DSC
HCR ManorCare	—	—	$1,564,885	86	$55,214	73	—	—	4.50 x	5.55 x
Formation Capital	9	100	63,100	4	3,425	5	934	94.5	2.05 x	2.60 x
Covenant Care	12	100	62,318	3	5,037	7	1,373	82.4	1.64 x	2.19 x
Kindred	9	100	38,117	2	4,033	5	1,288	86.1	1.00 x	1.65 x
Trilogy Health Services	5	100	33,351	2	2,746	4	546	88.6	1.20 x	1.58 x
Sun Healthcare	4	100	25,512	1	2,084	3	479	73.1	2.13 x	2.65 x
Other	9	56	34,301	2	2,511	3	1,008	83.7	1.24 x	1.88 x
	48	92	$1,821,584	100	$75,050	100	5,628	85.4

(1)   The Company’s skilled nursing leased properties have the following revenue mix: Private-pay 25%, Medicare 36% and Medicaid 39%.

(2)   Occupancy percentages are one quarter in arrears from the period presented.

(3)   Represents the $720 million participation in first mortgage debt of HCR ManorCare with a carrying value of $621 million. This interest-only participation bears interest on the face amount at LIBOR plus 1.25% and represents 45% of the $1.6 billion most senior tranche of HCR ManorCare’s mortgage debt. The mortgage debt matures in January 2013 if the borrower meets certain performance conditions and exercises a one-year extension option. At August 3, 2009, the mortgage loan was secured by a first lien on 331 HCR ManorCare facilities located in 30 states.

(4)   See HCR Properties, LLC (HCR ManorCare “PropCo”) Information on page 21 in this report.

(5)   Represents mezzanine loans having an aggregate face value of $1.0 billion and a carrying value of $944 million. These interest-only loans bear interest on their face amounts at LIBOR plus 4.0%. These loans mature in January 2013 and are mandatorily pre-payable in January 2012, unless the borrower satisfies certain performance conditions. At August 3, 2009, the loans were secured by an indirect pledge of equity ownership in 331 HCR ManorCare facilities located in 30 states and are subordinate to other debt of approximately $3.6 billion.

(6)   Property count and beds are presented for leased properties, excludes secured and mezzanine loans. Occupancy percentages are presented in the aggregate for leased properties and other secured loans, excluding the Company’s interest in HCR ManorCare.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

20

Owned Skilled Nursing Portfolio

Dollars in thousands, except HCR ManorCare information

Portfolio Trends
	Same Property Operating Lease Portfolio					Total Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	06/30/10	03/31/10	06/30/09	06/30/10	06/30/09	06/30/10	03/31/10(1)	06/30/09(1)
Property count	48	48	48	48	48	48	48	48
Investment	$255,084	$255,084	$255,084	$255,084	$255,084	$1,821,584	$1,820,100	$1,195,794
Beds	5,628	5,628	5,628	5,628	5,628	5,628	5,628	5,628
3-Month Occupancy %(2)	85.9	85.3	85.8	85.9	85.8	85.6	85.0	85.6
12-Month Occupancy %(2)	85.4	85.4	85.9	85.4	85.9	85.4	85.1	85.7
EBITDAR(3)	$55,188	$56,713	$56,824	$55,188	$56,802
EBITAR CFC(3)	1.49 x	1.54 x	1.58 x	1.49 x	1.58 x
EBITDARM(3)	$75,863	$77,398	$76,450	$75,863	$76,451
EBITDARM CFC(3)	2.05 x	2.10 x	2.13 x	2.05 x	2.13 x
NOI:
Rental and related revenues	$9,654	$9,610	$9,487	$19,264	$18,388
Operating expenses(4)	(51)	(44)	(52)	(95)	(101)
	9,603	9,566	9,435	19,169	18,287
Adjusted NOI:
Straight-line rents	(290)	(356)	(236)	(646)	(225)
	$9,313	$9,210	$9,199	$18,523	$18,062

HCR Properties, LLC (HCR ManorCare “PropCo”) Information

Portfolio Summary (dollars in thousands)(5)
		Occupancy	Non- Medicaid	Twelve Month
Property Count	Beds	%	Revenue(6)	EBITDA(3)	EBITDAM(3)
331	41,474	87.9	72%	$584,447	$720,266

Debt Capital Structure (dollars in billions)
						12-Month
			12-Month	12-Month	3-Month	EBITDA DSC
		HCP	EBITDA	EBITDAM	EBITDA	at Interest-
	Total	Interest(7)	DSC	DSC	DSC	Rate Cap
First mortgage	$1.6	$0.7	23.47 x	28.92 x	24.66 x	6.83 x
Other mortgage	1.4	—
Mezzanine securities	1.6	1.0	4.50 x	5.55 x	4.66 x	1.92 x
	$4.6	$1.7	4.50 x	5.55 x	4.66 x	1.92 x

Interest-Rate Caps (dollars in billions)
				Maturity
Description	Notional	Strike Rate		Date	Index
Interest-rate cap	$2.5	3.00%		January 2012	1-month LIBOR
Interest-rate cap	2.1	5.25%		January 2012	1-month LIBOR

(1)   Amounts reflected conform to current presentation, without giving effect to discontinued operations.

(2)   Occupancy percentages are one quarter in arrears from the period presented. Total portfolio occupancy percentages are presented in the aggregate for leased properties, excluding and secured and mezzanine loans.

(3)   EBITDA(R) and EBITDA(R)M amounts and coverages are based on the trailing twelve-month period one quarter in arrears from the period presented.

(4)   Excludes certain non-property specific operating expenses allocated to certain segments.

(5)   PropCo leases its properties to HCR III HealthCare, LLC (“OpCo”) under a 12-year triple net lease, which commenced in December 2007 and includes one 10-year extension option. Initial year base rent to OpCo is $379.5 million and escalates at 3% per annum.

(6)   Private-pay and Medicare revenues as a percentage of total revenues are 32% and 40%, respectively.

(7)   HCP’s participation interest in first mortgage is pari passu with the remaining first mortgage. HCP’s investments in mezzanine securities are junior to the remaining mezzanine securities.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

21

Investment Management Platform

As of and for the six months ended June 30, 2010, dollars in thousands

						HCP’s
Unconsolidated		Date	HCP’s	Joint	HCP’s Net	Investment	Initial
Institutional	Primary	Established/	Ownership	Venture’s	Equity	Management	Term
Joint Ventures	Segment	Acquired	Percentage	Investment	Investment(1)	Fee Income	(in years)

HCP Ventures II	Senior housing	January-07	35%	$1,100,432	$138,598	$1,388	Indefinite
HCP Ventures III	Medical office	October-06	30%(2)	141,973	10,400	204	10
HCP Ventures IV	Medical office	April-07	20%	639,802	38,835	1,004	10
HCP Life Science	Life science	August-07	50%-63%	142,068	64,779	2	97-98
				$2,024,275	$252,612	$2,598

Balance Sheets(3)

	June 30, 2010			December 31, 2009
	Senior Housing	Medical Office	Life Science	Senior Housing	Medical Office	Life Science
ASSETS
Real estate:
Buildings and improvements	$935,208	$658,721	$35,353	$935,902	$661,227	$35,353
Development costs and CIP	1,750	1,863	666	—	436	207
Land	108,907	67,820	8,271	108,907	67,820	8,271
Accumulated depreciation and amortization	(98,511)	(84,822)	(22,131)	(85,370)	(75,673)	(20,955)
Net real estate	947,354	643,582	22,159	959,439	653,810	22,876
Cash and cash equivalents and restricted cash	7,030	17,708	2,597	7,215	11,505	1,427
Intangible assets, net	37,601	46,409	—	39,745	50,948	—
Other assets, net	60,968	18,745	1,732	51,872	18,801	2,045
Total assets	$1,052,953	$726,444	$26,488	$1,058,271	$735,064	26,348
LIABILITIES AND MEMBERS’ CAPITAL
Mortgage debt	$654,484	$469,406	$11,451	$659,476	$469,675	$12,968
Intangible liabilities, net	1,015	13,386	—	1,069	14,326	—
Accounts payable, accrued liabilities and deferred revenue	6,175	14,750	1,066	5,920	14,739	903
Total liabilities	661,674	497,542	12,517	666,465	498,740	13,871
HCP’s capital	134,198	37,449	7,249	134,375	39,075	6,352
Partners’ capital	257,081	191,453	6,722	257,431	197,249	6,125
Total liabilities and members’ capital	$1,052,953	$726,444	$26,488	$1,058,271	$735,064	$26,348

(1)     The carrying value of investments in unconsolidated joint ventures is based on the amount we paid to purchase the joint venture interest, which is different from our capital balance as reflected at the joint venture level as the records of the unconsolidated joint venture are reflected at their historical cost. These differences in basis are generally amortized over the lives of the related assets and liabilities and included in the Company’s share of equity in earnings of the respective joint venture.

(2)     The Company owns an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III.

(3)     Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

22

Investment Management Platform

In thousands

Statements of Operations and Funds From Operations(1)

	Three Months Ended June 30, 2010			Three Months Ended June 30, 2009
	Senior Housing	Medical Office	Life Science	Senior Housing	Medical Office	Life Science
Revenues:
Rental and related revenues	$21,087	$17,130	$3,032	$20,848	$17,550	$1,785
Tenant recoveries	—	4,327	376	—	4,528	321
Total revenues	21,087	21,457	3,408	20,848	22,078	2,106

Costs and expenses:
Depreciation and amortization	6,923	7,612	612	7,030	9,545	441
Operating	14	8,258	395	13	9,005	349
General and administrative	1,265	1,042	12	1,159	1,013	17
Total costs and expenses	8,202	16,912	1,019	8,202	19,563	807

Other income (expense):
Other income, net	1	6	—	1	226	—
Interest expense	(9,546)	(6,858)	(217)	(9,684)	(6,926)	(264)
Net income (loss)	$3,340	$(2,307)	$2,172	$2,963	$(4,185)	$1,035

Depreciation and amortization of real estate and in-place lease intangibles	6,923	7,612	612	7,030	9,545	441
FFO	$10,263	$5,305	$2,784	$9,993	$5,360	$1,476

HCP’s pro rata share of FFO	$3,592	$1,176	$1,640	$3,498	$1,211	$825

Selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net	$775	$(81)	$—	$793	$70	$—
Amortization of debt premiums, discounts and issuance costs, net	172	189	9	172	189	9
Straight-line rents	(4,730)	(750)	92	(2,522)	(394)	(8)
Lease commissions and tenant and capital improvements	(543)	(1,986)	(495)	(295)	(1,329)	(295)

	Six Months Ended June 30, 2010			Six Months Ended June 30, 2009
	Senior Housing	Medical Office	Life Science	Senior Housing	Medical Office	Life Science
Revenues:
Rental and related revenues	$42,132	$34,396	$4,832	$41,699	$35,488	$3,745
Tenant recoveries	—	8,751	728	—	9,253	491
Total revenues	42,132	43,147	5,560	41,699	44,741	4,236

Costs and expenses:
Depreciation and amortization	13,838	16,877	1,223	14,061	19,046	2,802
Operating	15	16,597	778	13	17,568	786
General and administrative	2,411	1,991	42	2,485	2,128	32
Total costs and expenses	16,264	35,465	2,043	16,559	38,742	3,620

Other income (expense):
Other income, net	1	8	—	1	236	—
Interest expense	(19,025)	(13,708)	(441)	(19,301)	(13,751)	(539)
Net income (loss)	$6,844	$(6,018)	$3,076	$5,840	$(7,516)	$77

Depreciation and amortization of real estate and in-place lease intangibles	13,838	16,877	1,223	14,061	19,046	2,802
FFO	$20,682	$10,859	$4,299	$19,901	$11,530	$2,879

HCP’s pro rata share of FFO	$7,239	$2,432	$2,487	$6,965	$2,600	$1,620

Selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net	$1,549	$(51)	$—	$1,616	$177	$—
Amortization of debt premiums, discounts and issuance costs, net	343	379	17	343	379	17
Straight-line rents	(9,539)	(699)	151	(5,034)	(1,019)	(56)
Lease commissions and tenant and capital improvements	(1,055)	(3,115)	(663)	(911)	(2,622)	(452)

(1) Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

23

Investment Management Platform

In thousands

Net Operating Income(1)
	Three Months Ended June 30, 2010			Three Months Ended June 30, 2009
	Senior	Medical		Senior	Medical
	Housing	Office	Life Science	Housing	Office	Life Science

Net income (loss)	$3,340	$(2,307)	$2,172	$2,963	$(4,185)	$1,035
Depreciation and amortization	6,923	7,612	612	7,030	9,545	441
General and administrative	1,265	1,042	12	1,159	1,013	17
Other income, net	(1)	(6)	—	(1)	(226)	—
Interest expense	9,546	6,858	217	9,684	6,926	264

NOI	$21,073	$13,199	$3,013	$20,835	$13,073	$1,757
Straight-line rents	(4,730)	(750)	92	(2,522)	(394)	(8)
Amortization of above (below) market lease intangibles, net	775	(81)	—	793	70	—

Adjusted NOI	$17,118	$12,368	$3,105	$19,106	$12,749	$1,749

HCP’s pro rata share of NOI	$7,376	$2,917	$1,772	$7,292	$2,916	$988

HCP’s pro rata share of adjusted NOI	$5,991	$2,735	$1,818	$6,687	$2,830	$983

	Six Months Ended June 30, 2010			Six Months Ended June 30, 2009
	Senior	Medical		Senior	Medical
	Housing	Office	Life Science	Housing	Office	Life Science

Net income (loss)	$6,844	$(6,018)	$3,076	$5,840	$(7,516)	$77
Depreciation and amortization	13,838	16,877	1,223	14,061	19,046	2,802
General and administrative	2,411	1,991	42	2,485	2,128	32
Other income, net	(1)	(8)	—	(1)	(236)	—
Interest expense	19,025	13,708	441	19,301	13,751	539

NOI	$42,117	$26,550	$4,782	$41,686	$27,173	$3,450
Straight-line rents	(9,539)	(699)	151	(5,034)	(1,019)	(56)
Amortization of above (below) market lease intangibles, net	1,549	(51)	—	1,616	177	—
Lease termination fees	—	(429)	—	—	—	—

Adjusted NOI	$34,127	$25,371	$4,933	$38,268	$26,331	$3,394

HCP’s pro rata share of NOI	$14,741	$5,895	$2,766	$14,590	$6,053	$1,951

HCP’s pro rata share of adjusted NOI	$11,944	$5,619	$2,842	$13,394	$5,840	$1,920

(1)  Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

24

Investment Management Platform

As of and for the six months ended June 30, 2010, dollars and square feet in thousands

	Property			Average			EBITDAR		EBITDARM

HCP Ventures II(1)	Count	Investment	NOI	Age (Years)	Units	Occupancy%(2)(3)	Amount	CFC	Amount	CFC

Assisted living	4	$57,735	$2,105	21	399	92.0	$3,828	0.99 x	$4,517	1.17 x

Independent living	17	904,373	34,628	20	4,670	91.0	54,531	0.86 x	61,150	0.96 x

CCRCs	4	138,324	5,384	17	549	93.8	8,715	0.88 x	10,079	1.02 x

	25	$1,100,432	$42,117	20	5,618	91.4	$67,074	0.87 x	$75,746	0.98 x

	Property			Average	Square

HCP Ventures III	Count	Investment	NOI	Age (Years)	Feet	Occupancy%(2)

Medical office:

On-Campus	9	$109,212	$4,701	10	619	97.8

Off-Campus	4	32,761	1,145	9	183	95.1

	13	$141,973	$5,846	9	802	97.2

	Property			Average	Square

HCP Ventures IV	Count(4)	Investment	NOI	Age (Years)	Feet	Occupancy%(2)(5)

Medical office:

On-Campus	22	$207,991	$6,273	22	1,103	77.3

Off-Campus	31	350,429	10,822	18	1,478	83.1

Hospital:

LTACH	1	12,193	340	4	N/A	N/A

Rehab	1	13,965	827	4	N/A	N/A

Specialty	2	55,224	2,442	5	N/A	N/A

	57	$639,802	$20,704	19

	Property			Average	Square

HCP Life Science	Count	Investment	NOI	Age (Years)	Feet	Occupancy%(2)

San Francisco	2	$73,794	$2,608	13	147	100.0

San Diego	2	68,274	2,174	14	131	96.8

	4	$142,068	$4,782	14	278	98.5

Total	99	$2,024,275	$73,449

(1)	All facilities are operated by Horizon Bay Senior Communities.
(2)

For MOBs and life science facilities, occupancy are presented as of the end of the period reported. For senior housing, occupancy represents the facilities’ average operating occupancy for the trailing twelve months and are one quarter in arrears from the period reported.

(3)	At June 30, 2010, the average three-month occupancy for senior housing facilities was 92.2%. These occupancy percentages are one quarter in arrears from the period presented.
(4)	During the quarter ended June 30, 2010, one MOB was placed into redevelopment, which was removed from the property count and related statistics.
(5)	Certain operators in the Investment Management Platform hospital portfolio are not required under their respective leases to provide operational data.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

25

Reporting Definitions and Reconciliations of Non-GAAP Measures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges.  The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company.  However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges.  Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

The following table details the calculation of Adjusted Fixed Charge Coverage:

In thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Adjusted EBITDA	$249,208	$242,541	$486,600	$463,832
Interest expense:
Continuing operations	72,747	75,340	148,703	152,014
HCP’s share of interest expense from the Investment Management Platform	4,981	5,071	9,940	10,099
Capitalized interest	5,154	6,327	10,204	12,347
Preferred stock dividends	5,283	5,283	10,566	10,566
Fixed charges	$88,165	$92,021	$179,413	$185,026

Adjusted fixed charge coverage	2.8 x	2.6 x	2.7 x	2.5 x

Annualized Debt Service.  The most recent monthly interest and principal amortization due to HCP as of period end annualized for twelve months.  The Company uses Annualized Debt Service for purposes of determining Debt Service Coverage.

Annualized Revenues.  The most recent monthly base rent (including add rent floors), income from direct financing leases and/or interest income annualized for twelve months.  Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, interest accretion and deferred revenues).  The Company uses Annualized Revenues for the purpose of determining Relationship Concentrations, Lease Expirations and Debt Investment Maturities.

Assets Held for Sale.  Assets of discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Assisted Living Facility (“ALF”).  A senior housing facility that predominantly consists of assisted living units is classified by the Company as an ALF.

Beds/Units/Square Feet.  Senior housing facilities are measured in units (e.g., studio, one or two bedroom units).  MOBs and life science facilities are measured in square feet. Hospitals and skilled nursing facilities are measured in licensed bed count.

Cash Flow Coverage (“CFC”).  Facility EBITDAR or Facility EBITDARM for the most recent twelve months of available data divided by the Same Period Rent.  Cash Flow Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company.  However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR or Facility EBITDARM.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Consolidated Assets.  Total assets as reported in the Company’s consolidated financial statements.

Consolidated Debt.  The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage and other secured debt, and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Consolidated Market Capitalization.  Consolidated Debt at Book Value plus Consolidated Market Equity.

Consolidated Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Consolidated Secured Debt.  Mortgage and other secured debt secured by real estate excluding debt on assets held for sale as reported in the Company’s consolidated financial statements.

Continuing Care Retirement Community (“CCRC”).  A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing) is classified by the Company as a CCRC.

Debt Investments.  Loans secured by a direct interest in real estate and mezzanine loans.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

Debt Service Coverage (“DSC”).  Facility EBITDA(R) or Facility EBITDA(R)M for the most recent twelve months of available data divided by Annualized Debt Service. Debt Service Coverage is a supplemental measure of the property’s ability to generate sufficient cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related obligations to the Company under loan agreements.  However, its usefulness is limited by the same factors that limit the usefulness of Facility EBITDA(R) or Facility EBITDA(R)M.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Development.  Includes ground-up construction and redevelopments.

26

Reporting Definitions and Reconciliations of Non-GAAP Measures

Direct Financing Lease (“DFL”).  The Company uses the direct finance method of accounting to record income from DFLs.  For leases accounted for as DFLs, future minimum lease payments are recorded as a receivable.  The difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income.  Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

Estimated Completion Date.  For development projects, management’s estimate of the date the core and shell structure improvements are expected to be or have been completed.  For redevelopment projects, management’s estimate of the time in which major construction activity in relation to the scope of the project has been substantially completed.

EBITDA and Adjusted EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity.  Adjusted EBITDA is calculated as EBITDA excluding impairments and gains or losses from real estate dispositions. The Company uses EBITDA and Adjusted EBITDA to measure both its operating performance and liquidity.  The Company considers Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, litigation provision and gains or losses from real estate dispositions.  By excluding interest expense, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company believes investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies.  EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations.  EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While Adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity.  Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles Adjusted EBITDA from net income:

In thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net income	$88,595	$101,178	$172,696	$153,887
Interest expense:
Continuing operations	72,747	75,340	148,703	152,014
Income taxes:
Continuing operations	577	840	964	1,727
Discontinued operations	—	131	—	158
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	77,912	79,293	156,059	159,516
Discontinued operations	—	336	824	711
Equity income from unconsolidated joint ventures	(2,486)	(1,127)	(3,869)	(665)
HCP’s share of EBITDA from the Investment Management Platform	11,388	10,603	22,098	21,285
Other joint venture adjustments	540	581	1,090	1,190
EBITDA	$249,273	$267,175	$498,565	$489,823

Impairments (recoveries)	—	5,906	(11,900)	5,906
Gain on sales of real estate	(65)	(30,540)	(65)	(31,897)
Adjusted EBITDA	$249,208	$242,541	$486,600	$463,832

Facility EBITDA(R) (“EBITDA(R)”).  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing twelve months and one quarter in arrears from the date presented. The Company uses Facility EBITDA(R) in determining Cash Flow Coverage and Debt Service Coverage.  Facility EBITDA(R) has limitations as an analytical tool.  Facility EBITDA(R) does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments.  In addition, Facility EBITDA(R) does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators.  However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management.  The Company utilizes Facility EBITDA(R) as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company.  Facility EBITDA(R) includes the greater of (i) contractual management fees or (ii) an imputed management fee of 2% for acute care hospitals and 5% for skilled nursing facilities and senior housing facilities which the Company believes represents typical management fees in their respective industries.  All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Facility EBITDA(R)M (“EBITDA(R)M”).  Earnings before interest, taxes, depreciation, amortization, rent and management fees for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing twelve months and one quarter in arrears from the date presented.  The Company uses Facility EBITDA(R)M in determining Cash Flow Coverage and Debt Service Coverage.  Facility EBITDA(R)M has limitations as an analytical tool.  Facility EBITDA(R)M does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments.  In addition, Facility EBITDA(R)M does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators.  However, the Company receives periodic financial information from

27

Reporting Definitions and Reconciliations of Non-GAAP Measures

operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management.  The Company utilizes Facility EBITDA(R)M as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company.  All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Financial Leverage.  Total Debt divided by Total Gross Assets. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies.  The Company believes that the ratio of consolidated debt to consolidated gross assets is the most directly comparable GAAP measure to Financial Leverage.  The Company’s computation of its Financial Leverage may not be identical to the computations of financial leverage reported by other companies.  The Company’s share of total debt is not intended to reflect its actual liability or ability to access assets should there be a default under any or all of such loans or a liquidation of the joint ventures.

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends.  The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage.  However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.  FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful.  The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies.  While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company. For a reconciliation of FFO to net income, please refer to the slide in this supplemental information package captioned “Consolidated Funds From Operations.”

FFO Payout Ratio.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio per Common Share provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common stockholders.  FFO Payout Ratio per Common Share is subject to the same limitations noted in the definition of FFO above.

HCP Life Science.  Includes three unconsolidated joint ventures between the Company and an institutional capital partner for which the Company is the managing member.  HCP Life Science includes the following partnerships: (i) Torrey Pines Science Center LP (50%), (ii) Britannia Biotech Gateway LP (55%) and (iii) LASDK LP (63%).  The unconsolidated joint ventures were acquired as part of the Company’s purchase of Slough Estates USA Inc. on August 1, 2007.

HCP Ventures II.  An unconsolidated joint venture formed on January 5, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 35% interest.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is the managing member and has an effective 25.5% interest.

HCP Ventures IV.  An unconsolidated joint venture formed on April 30, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 20% interest.

Independent Living Facility (“ILF”).  A senior housing facility that predominantly consists of independent living units.

Investment.  Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, excluding assets held for sale and classified as discontinued operations and (ii) the carrying amount of DFLs and debt investments.

Investment Management Platform.  Includes the following unconsolidated joint ventures: (i) HCP Life Science, (ii) HCP Ventures II, (iii) HCP Ventures III and (iv) HCP Ventures IV.

Life Science.  Laboratory and office space primarily for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry.

Long-Term Acute Care Hospitals (“LTACHs”).  LTACHs provide care for patients with complex medical conditions that require longer stays and more intensive care, monitoring or emergency back-up than that available in most skilled nursing-based programs.

28

Reporting Definitions and Reconciliations of Non-GAAP Measures

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and SPP.  The Company defines NOI as rental revenues, including tenant reimbursements and income from direct financing leases, less property level operating expenses.  NOI excludes interest income, investment management fee income, depreciation and amortization, interest expense, general and administrative expenses, litigation provision, impairments, impairment recoveries, other income (expense), net, income taxes, equity income from unconsolidated joint ventures and discontinued operations.  The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis.  NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, DFL interest accretion, amortization of above and below market lease intangibles, and lease termination fees. NOI, as adjusted, is sometimes referred to as “adjusted NOI” or “cash basis NOI.”  The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP.  The Company believes that net income is the most directly comparable GAAP measure to NOI.  NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items.  Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

The following table reconciles NOI from net income:

In thousands	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income	$88,595	$101,178	$172,696	$153,887
Interest income	(36,156)	(27,084)	(71,422)	(53,855)
Investment management fee income	(1,290)	(1,369)	(2,598)	(2,807)
Depreciation and amortization	77,912	79,293	156,059	159,516
Interest expense	72,747	75,340	148,703	152,014
General and administrative	20,526	20,232	45,450	38,763
Impairments (recoveries)	—	5,781	(11,900)	5,781
Other income (expense), net	(224)	(1,648)	(580)	790
Income taxes	577	840	964	1,727
Equity income from unconsolidated joint ventures	(2,486)	(1,127)	(3,869)	(665)
Total discontinued operations, net of taxes	(79)	(33,085)	(158)	(35,952)
NOI	$220,122	$218,351	$433,345	$419,199

Straight-line rents	(8,419)	(14,337)	(21,695)	(25,759)
Interest accretion – DFLs	(1,850)	(1,994)	(3,663)	(3,949)
Amortization of above and below market lease intangibles, net	(1,804)	(8,320)	(3,708)	(10,980)
Lease termination fees	(1,589)	(1,286)	(3,573)	(1,347)
NOI adjustments related to discontinued operations	—	540	—	530
Adjusted NOI	$206,460	$192,954	$400,706	$377,694

Occupancy.  For MOBs and life science facilities, occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For hospitals, skilled nursing facilities and senior housing facilities, occupancy represents the facilities’ average operating occupancy for the trailing twelve months and one quarter in arrears from the date reported. The percentages are calculated based on licensed beds, available beds and units for hospitals, skilled nursing facilities and senior housing facilities, respectively. The percentages shown exclude newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful.  All facility financial performance data were derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. For the same property portfolio, occupancy for hospitals, skilled nursing facilities and senior housing facilities are presented based on the average operating occupancy for trailing three-month period one quarter in arrears from the date reported.

Owned Portfolio.  Represents owned properties subject to operating leases and DFLs and debt investments, and excludes properties under development, including redevelopment, and land held for development.

Pooled Leases.  Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease, or multiple master leases, a pooling agreement, or multiple pooling agreements, or cross-guaranties. Sunrise Senior Living percentage pooled consists of 75 assets under 11 separate pools.

Redevelopment Projects.  Properties that require significant capital expenditures (generally more than 25% of acquired cost or existing basis) to achieve stabilization or to change the use of the properties.

Rehabilitation Hospitals (“Rehab”).  Rehabilitation hospitals provide inpatient and outpatient care for patients who have sustained traumatic injuries or illnesses, such as spinal cord injuries, strokes, head injuries, orthopedic problems, work-related disabilities and neurological diseases.

Rental Revenues.  Represents rental and related revenues, tenant recoveries and income from direct financing leases.

Retention Rate.  The Company defines retention rate as the ratio of total square feet expiring and available for lease to total renewed square feet, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of their lease.

Same Period Rent.  The base rent plus additional rent due to the Company over the most recent trailing twelve-month period as of period end.  The Company uses Same Period Rent for purposes of determining property-level Cash Flow Coverage.

Same Property Portfolio (“SPP”).  Same property statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates the changes in the composition of our portfolio of properties. The Company identifies its same property portfolio as stabilized properties that are, and remained, in operations for the duration of the year-over-year comparison periods presented.  Accordingly, it takes a stabilized property a minimum of 12 months in operations to be included in the Company’s same property portfolio.  SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

29

Reporting Definitions and Reconciliations of Non-GAAP Measures

Senior Housing.  ALFs, ILFs and CCRCs.  For reporting purposes, the Company’s senior housing portfolio also includes a school formerly operated as an assisted living facility and six health and wellness centers.

Specialty Hospitals.  Specialty hospitals are licensed as acute care hospitals but focus on providing care in specific areas such as cardiac, orthopedic and women’s conditions, or specific procedures such as surgery and are less likely to provide emergency services.

Square Feet.  The square footage for properties, excluding square footage for development or redevelopment properties prior to completion.

Stabilized.  Newly acquired operating assets are generally considered stabilized at the earlier of lease up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service.

Total Debt.  Consolidated Debt at Book Value plus the Company’s pro rata share of debt from the Investment Management Platform.

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform, after adding back accumulated depreciation and amortization.

The following table details the calculation of Total Gross Assets:

In thousands

	June 30, 2010	December 31, 2009	June 30, 2009
Consolidated total assets	$12,244,643	$12,209,735	$11,785,850
Investments in and advances to unconsolidated joint ventures	(265,436)	(267,978)	(264,346)
Accumulated depreciation and amortization	1,356,697	1,250,074	1,123,709
Accumulated depreciation and amortization from assets held for sale	—	13,462	—
Consolidated gross assets	$13,335,904	$13,205,293	$12,645,213
HCP’s share of unconsolidated total assets(1)	541,916	545,539	553,071
HCP’s share of unconsolidated accumulated depreciation and amortization(1)	65,126	57,889	55,760
Total gross assets	$13,942,946	$13,808,721	$13,254,044

Total Market Capitalization.  Total Debt plus Consolidated Market Equity.

Total Secured Debt.  Consolidated secured debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform.

Yield.  Yield is calculated as Net Operating Income, as adjusted, divided by total investment.  For acquisitions, initial yields are calculated as projected Net Operating Income, twelve months forward, as adjusted, as of the closing date divided by total acquisition cost.  The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs.

(1) Reflects the Company’s pro rata share of amounts from the Investment Management Platform.

30